PeakPowerNet

Company and Solution Introduction

Muni Smart Grid Summit

July 25-27, 2011

Hyatt Regency Coconut Point Resort & Spa

Bonita Springs, Florida

Plugaroo™

Presentation Agenda

PeakPowerNet:

1) Solution Introduction

2) Company Background

3) Solution Highlights

4) Questions and Answers

PeakPowerNet

PeakPowerNet, has developed a Demand Response (DR) energy management solution for consumers, called "Plugaroo."

The Plugaroo solution includes in-home controller devices that automatically connect to an intuitive managed service platform.

The platform realizes consumer savings and convenience via an interactive algorithm located at the core of the service utilizing rates, savings/lifestyle profile and geo-location to name a few.

Plugaroo™

PeakPowerNet

Company Background

Engineering Team - Over 100 Attributable Patents

- Paging, Two-way Radio and Cellular
- IP Gateway Devices
- Software Defined Radio
- Solar/DC Powered Telemetry Devices

Plugaroo™

PeakPowerNet

- The Plugaroo controller design leverages:
  - Z-Wave
  - ZigBee
  - 3rd Party Protocols
  - 802.11 Standard



Internet
Plugaroo™

PeakPowerNet

- The Plugaroo Platform is more than just awareness


Home Area Network
Plugaroo Controller
Internet
Plugaroo Devices
Home Appliance Network
Lighting, Fans Entertainment
Smart Appliances
Smart Appliances
HVAC
Smart Meters
Program it once and monitor your savings
Plugaroo Managed Service Platform
Plugaroo Controller Head-end
"Consumer Specific" Power Company Rates
Application Store Built for Development
Vertical, Horizontal, Brand and Viral Marketing
Plugaroo performs the work

Plugaroo™

PeakPowerNet

- The Plugaroo Platform is intuitive and IP-based



Monthly Subscription Fees
Revenue Sharing Model
Application Store
Monthly Subscription Fees and Equipment Sales
The Plugaroo Platform allows for 3rd party development
Revenue Sharing Model
Gateways and Controllers
Seed The Market
Utilities
Home Improvement Stores
Big Box Retailers
Electric Supply Wholesale

Plugaroo™

PeakPowerNet

- Plugaroo gets smarter and smarter, every month


1.
Plugaroo™
Plug in Plugaroo.™
2.
a little
a lot
Decide how much money you want to save.
3.
20
Start counting your money.

Plugaroo™

PeakPowerNet

- We are looking for a few good utility partners


Plugaroo™
Plugaroo™ The smartest thing you'll ever put in your house.

Plugaroo™

PeakPowerNet

Contact:

Michael J. Gutowski

VP Sales and Marketing

PeakPowerNet

8000 North Federal Highway

Suite 100

Boca Raton, Florida 33487

T (561) 939-3300 . F (561) 953-5073

mike@peakpowernet.com

www.peakpowernet.com

Plugaroo